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                                                                    EXHIBIT 10.1

                                FOURTH AMENDMENT
                               TO CREDIT AGREEMENT

      This Fourth Amendment to Credit Agreement (this "Amendment") is entered into as of July 23, 2004, by and among OCULAR SCIENCES, INC. ("Borrower"), and COMERICA BANK, a Michigan banking corporation, successor by merger to Comerica Bank-California, as the Agent for the Lenders ("Bank").

                                    RECITALS

      Borrower, Bank, and Lenders are parties to that certain Credit Agreement dated as of April 16, 2002, as amended from time to time, including by that certain First Amendment to Credit Agreement entered into as of March 30, 2003, that certain Second Amendment to Credit Agreement entered into as of October 22, 2003, and that certain Third Amendment to Credit Agreement entered into as of December 29, 2003 (collectively, the "Agreement").

      Borrower has advised Bank that Borrower intends to enter into an agreement (the "Acquisition Agreement") pursuant to which Borrower will be acquired and the Obligations under the Agreement will be satisfied in full and the Agreement terminated. Borrower has also advised Bank that Borrower intends to liquidate and dissolve O.S.I. Puerto Rico and, in connection therewith, has requested that Bank release O.S.I. Puerto Rico from the Subsidiary Guaranty.

      Upon presentation to Bank of evidence satisfactory to Bank of the dissolution of O.S.I. Puerto Rico, Bank shall return to Borrower the shares of stock of O.S.I. Puerto Rico and any stock powers delivered to Bank in connection therewith, and the pledge thereof shall be deemed terminated and of no further force or effect."

      NOW, THEREFORE, the parties agree as follows:

      1. Notwithstanding any provision in the Agreement to the contrary, including but not limited to Section 5.3(h) thereof, Bank and the Lenders agree that Borrower may execute, deliver and perform the terms and conditions of the Acquisition Agreement, and Bank and the Lenders hereby waive Section 5.3(h) for the limited purpose thereof; provided that, prior to or concurrently upon consummation of the Acquisition Agreement all of Borrower's Obligations under the Agreement indefeasibly are repaid in full, in cash, and the Agreement is terminated in accordance with the terms and conditions thereof.

      2. Notwithstanding any provision in the Agreement, the Subsidiary Guaranty or the Pledge Agreement to the contrary, Bank and the Lenders hereby acknowledge and agree that Borrower may liquidate and dissolve O.S.I. Puerto Rico, Inc., and O.S.I. Puerto Rico, Inc. thereafter shall be deemed released from the Subsidiary Guaranty as if its obligations thereunder had been satisfied in full. Furthermore, immediately prior to the liquidation of O.S.I. Puerto Rico, Inc., but subject to the liquidation and dissolution of O.S.I. Puerto Rico, Inc., the shares of capital stock of O.S.I. Puerto Rico, Inc. held by Borrower shall be released from the Pledge Agreement and shall cease to constitute "Pledged Shares" and "Collateral" thereunder.

      3. New Section 11.6.1 hereby is added to the Agreement to read as follows:

      "SECTION 11.6.1.   JUDICIAL REFERENCE.

            If and only if the jury trial waiver set forth in Section 11.6 of this Agreement is invalidated for any reason by a court of law, statute or otherwise, the reference provisions set forth below shall be substituted in place of the jury trial waiver. So long as the jury trial waiver remains valid, the reference provisions set forth in this Section shall be inapplicable.

            11.6.1.1 Each controversy, dispute or claim (each, a "Claim") between the parties arising out of or relating to this Agreement, any security agreement executed by Borrower in favor of Bank, any note executed by Borrower in favor of Bank or any other document, instrument or agreement executed by Borrower with or in favor of Bank (collectively in this Section, the "Loan Documents"), other than (i) all

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      matters in connection with nonjudicial foreclosure of security interests in real or personal property; or (ii) the appointment of a receiver or the exercise of other provisional remedies (any of which may be initiated pursuant to applicable law) that are not settled in writing within fifteen
      (15) days after the date on which a party subject to the Loan Documents gives written notice to all other parties that a Claim exists (the "Claim Date") shall be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor sections ("CCP"), which shall constitute the exclusive remedy for the resolution of any Claim concerning the Loan Documents, including whether such Claim is subject to the reference proceeding. Except as set forth in this section, the parties waive the right to initiate legal proceedings against each other concerning each such Claim. Venue for these proceedings shall be in the Superior Court in the County where the real property, if any, is located or in a County where venue is otherwise appropriate under state law (the "Court"). By mutual agreement, the parties shall select a retired Judge of the Court to serve as referee, and if they cannot so agree within fifteen
      (15) days after the Claim Date, the Presiding Judge of the Court (or his or her representative) shall promptly select the referee. A request for appointment of a referee may be heard on an ex parte or expedited basis. The referee shall be appointed to sit as a temporary judge, with all the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP
      Section 170.6. Upon being selected, the referee shall(a) be requested to set the matter for a status and trial-setting conference within fifteen
      (15) days after the date of selection and (b) if practicable, try any and all issues of law or fact and report a statement of decision upon them within ninety (90) days of the date of selection. The referee will have power to expand or limit the amount of discovery a party may employ. Any decision rendered by the referee will be final, binding and conclusive, and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. The parties shall complete all discovery no later than fifteen (15) days before the first trial date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Either party may take depositions upon seven (7) days written notice, and shall respond to requests for production or inspection of documents within ten
      (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

            11.6.1.2 Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. Except for trial, all proceedings and hearings conducted before the referee shall be conducted without a court reporter unless a party requests a court reporter. The party making such a request shall have the obligation to arrange for and pay for the court reporter. Subject to the referee's power to award costs to the prevailing party, the parties shall equally bear the costs of the court reporter at the trial and the referee's expenses.

            11.6.1.3 The referee shall determine all issues in accordance with existing California case and statutory law. California rules of evidence applicable to proceedings at law will apply to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that shall be binding upon the parties. At the close of the reference proceeding, the referee shall issue a single judgment at disposing of all the claims of the parties that are the subject of the reference. The parties reserve the right (i) to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee and (ii) to obtain findings of fact, conclusions of laws, a written statement of decision, and (iii) to move for a new trial or a different judgment, which new trial, if granted, shall be a reference proceeding under this provision.

            11.6.1.4 If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be

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            determined by the reference procedure herein described will be resolved and determined by arbitration conducted by a retired judge of the Court, in accordance with the California Arbitration Act
            Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth in this Section shall apply to any such arbitration proceeding."

            4. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank's failure at any time to require strict performance by a Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

            5. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Except as provided in Section 2 of this Amendment, the Pledge Agreement remains in full force and effect.

            6. Borrower represents and warrants that the representations and warranties contained in the Agreement and the Pledge Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred or is continuing.

            7. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

                        (a) this Amendment, duly executed by Borrower; and

                        (b) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts.

            8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

            IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                                     OCULAR SCIENCES, INC.

                                     By:    /s/ Steven M. Neil
                                            -----------------------------------
                                     Name:      Steven M. Neil
                                            -----------------------------------
                                     Title:     CFO
                                            -----------------------------------

                                     COMERICA BANK, SUCCESSOR BY MERGER TO
                                     COMERICA BANK-CALIFORNIA,
                                     as Agent and as a Lender

                                     By:    /s/ John Esposito
                                            -----------------------------------
                                     Name:      John Esposito
                                            -----------------------------------
                                     Title:     Vice President
                                            -----------------------------------

                                     THE NORTHERN TRUST COMPANY,
                                     as a Lender

                                     By:    /s/ John E. Burda
                                            -----------------------------------
                                     Name:      John E. Burda
                                            -----------------------------------
                                     Title:     Vice President
                                            -----------------------------------

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